                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-39577) and related Prospectus of Premiere Technologies, Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated February 27, 1997, with respect to the consolidated financial statements of Xpedite
Systems, Inc. included in the Current Report on Form 8-K dated December 4, 1997 of Premiere Technologies, Inc., filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young LLP


MetroPark, New Jersey
December 16, 1997